CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Oppenheimer Portfolio Series Fixed Income Active Allocation Fund:

We consent to the incorporation by reference of our report on the financial statements of Oppenheimer Portfolio Series Fixed Income Active Allocation Fund dated March 16, 2012, included herein the Combined Prospectus/Proxy Statement and in the Statement of Additional Information to Combined Prospectus/Proxy Statement, which are part of this Registration Statement on Form N-14 of Oppenheimer Global Strategic Income Fund.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
June 28, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Oppenheimer Champion Income Fund:

We consent to the incorporation by reference of our report on the financial statements of Oppenheimer Champion Income Fund dated November 18, 2011, included herein the Combined Prospectus/Proxy Statement and in the Statement of Additional Information to Combined Prospectus/Proxy Statement, which are part of this Registration Statement on Form N-14 of Oppenheimer Global Strategic Income Fund.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
June 28, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Oppenheimer Global Strategic Income Fund:

We consent to the incorporation by reference in the registration statement on Form N-14 of Oppenheimer Global Strategic Income Fund of our report on the financial statements dated November 18, 2011, included herein the Combined Prospectus/Proxy Statement and in the Statement of Additional Information to Combined Prospectus/Proxy Statement, which are part of such Registration Statement.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
June 29, 2012